CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 filed by GiveMePower Corporation (the “Registrant”) of our report dated May 6, 2020, relating to the audit of the financial statements for the period ending December 31, 2019 of the Registrant, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Benjamin J Chung, CPA

Benjamin & Ko

www.bkcpagroup.com

200 N. Sandpointe Avenue, Suite 560

Santa Ana, CA 92707

January 19, 2021